LANDAUER

December 15, 2014

Michael T. Leatherman

XXXXXXXXXXX

XXXXX, XX XXXXX

Dear Michael:

This letter is intended to memorialize our recent discussions regarding upcoming changes to the compensation you will receive as President and Chief Executive Officer of Landauer, Inc. (“Landauer”), reporting to the Board of Directors of Landauer (the “Board”).

Your compensation will remain at its current levels through December 14, 2014.

The following summarizes the terms and conditions of your compensation, effective December 15, 2014:

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Annual Cash Compensation.  Your annual base salary will be $610,000 paid bi-weekly at a rate of $23,461.53.  You will have the opportunity to earn an annual bonus with a target incentive bonus opportunity of 50% of base salary with the fiscal year commencing October 1, 2014. The performance measures applicable to your bonus and the certification of whether these measures have been satisfied will be undertaken by the Compensation Committee of the Board.  Your bonus, if any, will be paid in December following the end of the applicable fiscal year.

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Annual Long-Term Incentive Award.  Beginning with the fiscal year commencing October 1, 2014, you will be eligible to receive long-term incentive awards in the form of performance-based restricted stock under Landauer’s Long-Term Incentive program. Your target long term incentive opportunity will be 150% of base salary.

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Benefits, Vacation & Non-Qualified Excess Plan.  You will be eligible to participate in Landauer’s employee benefit plans and programs, including the Landauer, Inc. Non-Qualified Excess Plan and the Landauer, Inc. Executive Special Severance Plan, subject to the terms of such plans and programs; however you will not be eligible to participate in Landauer’s other severance arrangements, including the Landauer, Inc. Executive Severance Plan.  Landauer will contribute to the Non-Qualified Excess Plan 7.5% of the salary paid to you during your employment through the end of each fiscal year.  You will be entitled to four (4) weeks of paid vacation annually, subject to the terms of Landauer’s vacation policy.

Your signature below indicates your acceptance of this position with Landauer.  The executed document may be returned via PDF file (email) or faxed to Kathy Bober, Director of Human Resources at 708-756-9582.  Should you have any questions, please do not hesitate to call me on my cell at 847-772-9101.

Sincerely,

/s/ Bill Dempsey

Bill Dempsey

Chair of the Compensation Committee of the Board

Accepted:	/s/ Michael T. Leatherman	Dated: December 15, 2014
Michael T. Leatherman

Landauer, Inc.   2 Science Road   Glenwood, Illinois 60425-1586   Telephone: (708) 755-7000   Facsimile: (708) 755-7011